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Exhibit 2.7
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                      FORM OF TERMS AND CONDITIONS TO THE
                        NONQUALIFIED STOCK OPTION AWARD
                                PURSUANT TO THE
                GLOBAL E TUTOR, INC. 2000 STOCK INCENTIVE PLAN

     1.   Exercise of Option.  Subject to the provisions provided herein or in
          ------------------
the Award made pursuant to the Global E Tutor, Inc. 2000 Stock Incentive Plan;

          (a) the Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as
     Exhibit 1, which shall be actually delivered to the Company at least ten
     (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option (unless such prior notice is waived by the Company) and (ii) payment to the Company of the Exercise Price multiplied
                                                                    ----------
     by the number of shares being purchased (the "Purchase Price") in the
     --
     manner provided in Subsection (b). Upon acceptance of such notice and receipt of payment in full of the Purchase Price and any tax withholding liability, to the extent applicable, Company shall cause to be issued a certificate representing the Option Shares purchased.

          (b) The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash, certified check, or, alternatively, as follows:

               (i) by delivery to the Company of a number of shares of Stock which have been owned by the Optionee for at least six (6) months prior to the date of the Option's exercise, having an aggregate Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash equal to the Purchase Price; or

               (ii) by receipt of the Purchase Price in cash from a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee (defined in the Plan) of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised.

     2.   Withholding. The Optionee must satisfy his federal, state, and local,
          -----------
if any, withholding obligations imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation
(i) in cash; (ii) by tendering shares of Stock which have been owned by the Optionee for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value equal to the withholding obligation; (iii) by electing, irrevocably and in writing (the "Withholding Election"), to have the smallest number of whole shares of Stock withheld by the Company which, when multiplied by the Fair Market Value of the Stock as of the date the Option is exercised, is sufficient to satisfy the amount of
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withholding obligations; or (iv) by any combination of the above. Optionee may make a Withholding Election only if the following conditions are met:

          (a) the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed Notice of Withholding Election in substantially the form attached hereto as Exhibit 2; and

          (b) any Withholding Election will be irrevocable except; however, the Committee (as defined in the Plan) may, in its sole discretion, disapprove and give no effect to the Withholding Election.

     3.   Rights as Shareholder.  Until the stock certificates reflecting the
          ---------------------
Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or this Award otherwise provides.

     4.   Restriction on Transfer of Option and Option Shares.  The Option
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evidenced hereby is nontransferable other than by will or the laws of descent and distribution, and, shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his disability, by his legal representative) and after his death, only by legal representative of the Optionee's estate.

     5.   Changes in Capitalization.
          -------------------------

          (a) The number of Option Shares and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

          (b) In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company's assets, other change in capital structure of the Company, or a tender offer for shares of Stock, the Committee may, in its sole discretion, adjust the number and class of securities subject to the Option, with a corresponding adjustment made in the Exercise Price; substitute a new option to replace the Option; or accelerate the termination of the Option Period; or, terminate the Option in consideration of payment to Optionee of the excess of the then Fair Market Value (as defined in the Plan) of the vested Option Shares over the aggregate Exercise Price of the vested Option Shares.

          (c) The existence of the Plan and this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification,
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     reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     6.   Special Limitations on Exercise. Any exercise of the Option is subject
          -------------------------------
to the condition that if at any time the Committee, in its sole discretion, shall determine that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

     7.   Legend on Stock Certificates.  Certificates evidencing the Option
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Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Award and in the Plan.

     8.   Governing Laws.  This Award shall be construed, administered and
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enforced according to the laws of the State of Delaware; provided, however, no option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

     9.   Successors.  This Award shall be binding upon and inure to the benefit
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of the heirs, legal representatives, successors and permitted assigns of the parties.

     10.  Notice.  Except as otherwise specified herein, all notices and other
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communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

     11.  Severability.  In the event that any one or more of the provisions or
          ------------
portion thereof contained in this Award shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
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     12.  Entire Agreement.  Subject to the terms and conditions of the Plan,
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this Award expresses the entire understanding and agreement of the parties.
This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     13.  Violation.  Except as provided in Section 4, any transfer, pledge,
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sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

     14.  Headings.  Paragraph headings used herein are for convenience of
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reference only and shall not be considered in construing this Award.

     15.  Specific Performance.  In the event of any actual or threatened
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default in, or breach of, any of the terms, conditions and provisions of this
Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

     16.  No Right to Continued Employment.  Neither the establishment of the
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Plan nor the award of Option Shares hereunder shall be construed as giving the
Optionee the right to continued employment or engagement.

     17.  Definitions.  As used in these Terms and conditions and this Award,
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          (a)  "Cause" means "Cause" as defined in any Employment Agreement
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     between the Optionee and the Company or an Affiliate, or if none, (i)
     willful and continued failure (other than such failure resulting from his incapacity during physical or mental illness) by the Optionee to substantially perform his duties with the Company or an Affiliate; (ii) willful misconduct by the Optionee; (iii) gross negligence by the Optionee causing material harm to the Company or an Affiliate; (iv) any act by the Optionee of fraud, misappropriation, dishonesty or embezzlement; (v) commission by the Optionee of a felony or any other crime involving moral turpitude or dishonesty; or (vi) illegal drug use.

          (b)  "Competition with the Company" means to own an interest in,
                ----------------------------
     operate, join, control, or participate as a partner, director, principal, officer, or agent of, enter into the employment of, or act as a consultant to, any entity, other than the Company, whose principal business is the provision of internet based interactive video-on-demand tutoring services. Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 18(b) shall not prevent the Employee from acquiring securities representing not more than five percent (5%) of the value or voting power of the outstanding voting securities of any publicly held corporation.
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                                   EXHIBIT 1
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                             NOTICE OF EXERCISE OF
                           STOCK OPTION TO PURCHASE
                         STOCK OF GLOBAL E TUTOR, INC.

                                                  Name: ________________________
                                                  Address:______________________
                                                  ______________________________
                                                  Date: ________________________

Global E Tutor, Inc.
3340 Peachtree Road, Suite 1800
Atlanta, Georgia 30326

Attn: Corporate Secretary

Re:  Exercise of Incentive Stock Option

Dear Sir:

     Subject to acceptance hereof in writing by Global E Tutor, Inc. (the "Company") pursuant to the provisions of the Global E Tutor, Inc. 2000 Stock Incentive Plan, I hereby give at least ten days but not more than thirty days prior notice of my election to exercise options granted to me to purchase ______________ shares of Stock of the Company under the Nonqualified Stock Option Award (the "Award") pursuant to the Global E Tutor, Inc. 2000 Stock Incentive Plan dated as of ____________, ______. The purchase shall take place as of ____________, _____ (the "Exercise Date").

     On or before the Exercise Date, I will pay the applicable purchase price as follows:

     [ ] by delivery of cash or a certified check for $___________ for the full purchase price payable to the order of the Company.

     [ ] by delivery of a certified check for $___________ representing a portion of the purchase price with the balance to consist of shares of Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

     [ ] by delivery of a stock certificate representing shares of Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

                              Exhibit 1 - Page 1
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     [ ]  by delivery of the purchase price by ________________, a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate in the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

     As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

     If the Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the "1933 Act"), I hereby represent, warrant, covenant, and agree with the Company as follows:

     The shares of the Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Stock and not with a view to, or for resale in connection with any distribution of the Stock, nor am I aware of the existence of any distribution of the Stock;

     I am not acquiring the Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Stock but rather upon an independent examination and judgment as to the prospects of the Company;

     The Stock was not offered to me by means of any publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

     I am able to bear the economic risks of the investment in the Stock, including the risk of a complete loss of my investment therein;

     I understand and agree that the Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

     The Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

     The Company will be under no obligation to register the Stock or to comply with any exemption available for sale of the Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act may not now be available and no assurance has been given that it or they will become

                              Exhibit 1 - Page 2
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available. The Company is under no obligation to act in any manner so as to make
Rule 144 available with respect to the Stock;

     I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Stock is a speculative investment and that any possible profit therefrom is uncertain;

     I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

     I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Stock hereunder and I am able to bear the economic risk of such purchase; and

     The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Stock of the Company issued to me pursuant to this Award. Acceptance by me of the certificate representing such Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

     I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.

                                             Very truly yours,

                                             ____________________________

AGREED TO AND ACCEPTED:

_________________________

By: _________________________

Title: ______________________

Number of Shares Exercised: ________________

Number of Shares Remaining: ________________           Date:_____________

                              Exhibit 1 - Page 3
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                                   EXHIBIT 2
                                   ---------

                        NOTICE OF WITHHOLDING ELECTION
                             GLOBAL E TUTOR, INC.


TO:    Global E Tutor, Inc.

FROM:  _____________________________

RE:    Withholding Election


This election relates to the Option identified in Paragraph 3 below. I hereby certify that:

(1) My correct name and social security number and my current address are set forth at the end of this document.

(2)  I am (check one, whichever is applicable).

     [  ]  the original recipient of the Option.

     [ ] the legal representative of the estate of the original recipient of the Option.

     [  ]  the legal guardian of the original recipient of the Option.

(3) The Option to which this election relates was issued under the Global E Tutor, Inc. 2000 Stock Incentive Plan (the "Plan") in the name of _________________________ for the purchase of a total of _________ shares of Stock of the Company. This election relates to _______________ shares of Stock issuable upon exercise of the Option, provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

(4) In connection with any exercise of the Option with respect to the Stock, I hereby elect:

     [ ] to have certain of the shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from the exercise.

     [ ] to tender shares held by me for a period of at least six (6) months prior to the exercise of the Option for the purpose of having the value of the shares applied to pay such taxes.

     The shares to be withheld or tendered, as applicable, shall have, as of the Tax Date applicable to the exercise, an aggregate Fair Market Value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise.

(5) This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

                              Exhibit 2 - Page 1
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(6)  I understand that this Withholding Election may not be revised, amended or revoked by me.

(7) I further understand that the Company shall withhold from the shares a whole number of shares having the value specified in Paragraph 4 above, as applicable.

(8) The Plan has been made available to me by the Company. I have read and understand the Plan and I have no reason to believe that any of the conditions to the making of this Withholding Election have not been met.

(9) Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.


Dated: ___________________              ______________________________
                                        Signature

__________________________              ______________________________
Social Security Number                  Name (Printed)

                                        ______________________________
                                        Street Address

                                        ______________________________
                                        City, State, Zip Code

                              Exhibit 2 - Page 2
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                                   EXHIBIT 3

                               VESTING SCHEDULE
                             GLOBAL E TUTOR, INC.


Vesting Schedule
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The Option shall become vested as to one third of the Option Shares following completion by the Optionee of each year of service following the Grant Date. For purposes of this Exhibit 3, the Optionee shall receive credit for service for each year during which the Optionee continuously remains employed with or provides services to the Company or an Affiliate following the Grant Date.

                            Exhibit 3 - Page 1 of 1